       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1997.
                                                   REGISTRATION NO. 333-______

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933


                            DIGITAL MICROWAVE CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                77-0016028
     (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

    170 ROSE ORCHARD WAY, SAN JOSE, CA                      95134
  (Address of Principal Executive Offices)                (Zip Code)


                            DIGITAL MICROWAVE CORPORATION
                              1994 STOCK INCENTIVE PLAN
                               (Full Title of the Plan)


                                  CHARLES D. KISSNER
             CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            DIGITAL MICROWAVE CORPORATION
                                 170 ROSE ORCHARD WAY
                                 SAN JOSE, CA  95134
                       (Name and Address of Agent For Service)


                                     408/943-0777
                       (Telephone Number, Including Area Code,
                                of Agent For Service)


                                   With a copy to:
                                Bruce Alan Mann, Esq.
                               Morrison & Foerster LLP
                                  425 Market Street
                               San Francisco, CA 94105

--------------------------------------------------------------------------------

                           Calculation of Registration Fee


--------------------------------------------------------------------------------------------------
                                           Proposed            Proposed
                                           Maximum             Maximum
  Title of Securities    Number of shares  Offering Price Per  Aggregate        Amount of
  to be Registered       to be Registered  Share               Offering Price   Registration Fee

--------------------------------------------------------------------------------------------------
Common Stock                150,000             $23.50*          $3,525,000         $1,068.18
--------------------------------------------------------------------------------------------------


* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Digital Microwave Corporation's Common Stock on the Nasdaq National Market on April 22, 1997.

                                       Part II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-11385) relating to the 1994 Stock Incentive Plan (the "1994 Plan") of Digital Microwave Corporation (the "Registrant") and the contents of that Registration Statement, including any future amendments thereto or subsequent filings incorporated therein by reference, are incorporated herein by this reference. The additional securities registered hereby consist of 150,000 shares of the Registrant's Common Stock, par value $0.01 per share, which are reserved for issuance to participants under the 1994 Plan, except that such shares may not be issued as incentive stock options to such participants.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

         (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Act on March 14, 1997.

         (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the SEC on June 28, 1996.

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 filed with the SEC on August 14, 1996.

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed with the SEC on November 13, 1996.

         (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 filed with the SEC on January 16, 1997.

         (f) The Registrant's Registration Statement No. 0-15895 on Form 8-A filed with the SEC on May 22, 1987, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

EXHIBIT  NO.       DESCRIPTION
------------       -----------

5.1 Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1               Consent of Arthur Andersen LLP, Independent Public
                   Accountants.

23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 28, 1997.

                                       DIGITAL MICROWAVE CORPORATION



                                       By:   /s/ CHARLES D. KISSNER
                                             ----------------------
                                              Charles D. Kissner
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                     POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

         Each person whose signature appears below constitutes and appoints Charles D. Kissner and Carl A. Thomsen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                    Title                       Date
-------------------------   --------------------------   -----------------------

 /s/ CHARLES D. KISSNER
-------------------------   Chairman of the Board,        April 28, 1997
   Charles D. Kissner       President and Chief
                            Executive Officer


/s/ RICHARD C. ALBERDING
-------------------------   Director                      April 28, 1997
  Richard C. Alberding



-------------------------   Director
   Clifford H. Higgerson



    /s/ JAMES D. MEINDL
-------------------------   Director                      April 28, 1997
      James D. Meindl



    /s/ BILLY B. OLIVER
-------------------------   Director                      April 28, 1997
      Billy B. Oliver

         Signature                    Title                       Date
-------------------------   --------------------------   -----------------------

    /s/ CARL A. THOMSEN
-------------------------  Vice President, Chief         April 28, 1997
      Carl A. Thomsen      Financial Officer and
                           Secretary (Principal
                           Financial and Accounting
                           Officer)